GRIST MILL CO.

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                    YEAR ENDED MAY 31
                                                    -----------------
                                               1996       1995        1994
                                               ----       ----        ----
                                           (In thousands, except per share data)

Primary earnings per share:

Net earnings applicable to common stock       $3,391      $4,563      $1,208
                                              ======      ======      ======


Average number of common and common
  equivalent shares outstanding:
    Average common shares outstanding          6,717       6,621       7,233

    Dilutive effect of stock options             145         252         134
                                              ------      ------      ------


                                               6,862       6,873       7,367
                                              ======      ======      ======


Primary  earnings per share                   $ 0.49      $ 0.66      $ 0.16
                                              ======      ======      ======



Fully diluted earnings per share:
  Earnings for fully diluted computation      $3,391      $4,563      $1,208
                                              ======      ======      ======



Average number of common and common
  equivalent shares outstanding:
   Average common shares outstanding           6,717       6,621       7,233

    Dilutive effect of stock options             152         286         134
                                              ------      ------      ------


                                               6,869       6,907       7,367
                                              ======      ======      ======

Fully diluted earnings per share              $ 0.49      $ 0.66      $ 0.16
                                              ======      ======      ======